ASSIGNMENT OF CONTRACT

THIS ASSIGNMENT OF CONTRACT (the “Assignment”) is made as of the 12th day of

June, 2007 by Triple Net Properties, LLC, a Virginia limited liability company (“Assignor”) to
Apartment REIT Park at North Gate, LP, a Texas limited partnership (“Assignee”).

RECITALS

Assignor and North Spring Park, LLC, a Utah limited liability company entered into that certain Purchase and Sale Agreement, dated February 21, 2007, as amended (as amended, the “Contract”) with respect to certain property known as Parks at Northgate Apartments, located in Harris County, Texas, as more particularly described in the Contract. Assignor desires to assign all of its rights, title and interest in and to the Contract to Assignee.

AGREEMENT

FOR and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby assigns all of its rights, title and interest in and to the Contract to Assignee.

Assignee by its execution of this Assignment hereby assumes all of Assignor’s obligations under the Contract.

WITNESS the following signatures:

ASSIGNOR:	Triple Net Properties, LLC,
a Virginia limited liability company
By: /s/ Jack Maurer

	Name:	Jack Maurer

Title: Executive Vice President

ASSIGNEE:	Apartment REIT Park at North Gate, LP,
a Texas limited partnership

	By:	Apartment REIT Park at North Gate GP, LLC,
a Delaware limited liability company
	Its:	General Partner
		By: Its:	NNN Apartment REIT Holdings, L.P., a Virginia limited partnership Manager

By: NNN Apartment REIT, Inc., a Maryland corporation

Its:	General Partner
By:	/s/ Gus G. Remppies

Name:	Gus G. Remppies

Title:	Executive Vice President

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